Section 906 Certifications
---------------------------
I, Charles E. Porter, a Principal Executive Officer of Putnam
Research Fund, certify that, to my knowledge:

1. The form N-CSR of Putnam Research Fund for the period ended
July 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of Putnam Research
Fund for the period ended July 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of Putnam Research Fund.

/s/Charles E. Porter      Date: October 4, 2004
--------------------      ---------------------
Charles E. Porter, Principal Executive Officer




Section 906 Certifications
---------------------------
I, Steven D. Krichmar, a Principal Financial Officer of Putnam
Research Fund, certify that, to my knowledge:

1. The form N-CSR of Putnam Research Fund for the period ended
July 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of Putnam Research
Fund for the period ended July 31, 2004 fairly presents, in all m aterial respects, the financial condition and results of operations of Putnam Research Fund.

/s/Steven D. Krichmar       Date: October 4, 2004
----------------------      ---------------------
Steven D. Krichmar, Principal Financial Officer